UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2009

ATC TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer

On December 14, 2009, ATC Technology Corporation announced the streamlining of our senior financial roles through the consolidation of the principal financial officer and principal accounting officer functions.  John M. Pinkerton, 52, currently Vice President and Chief Accounting Officer, will serve in the consolidated role with the title of Vice President and Chief Financial Officer.  Ashoka Achuthan, who was our Vice President and Chief Financial Officer prior to the consolidation, will be leaving the Company after assisting in transition activities over the next 30 days.  The consolidation of the principal financial and accounting officer functions is part of our ongoing cost reduction initiative.

Salary Increases for Named Executive Officers

The annual base salaries of three of our named executive officers (our “named executive officers” being the persons who were, as of December 31, 2008, our principal executive officer, our principal financial officer and our three other most highly compensated executive officers) are being increased as follows:

	Current Salary	New Salary
Todd R. Peters	$450,000	$485,000
F. Antony Francis	$270,000	$295,000
John M. Pinkerton	$256,500	$280,000

Mr. Pinkerton’s increase is effective December 14, 2009 and the increases for Messrs. Peters and Francis are effective January 1, 2010.  The increases were approved on December 8, 2009 by the Board of Directors in the case of Mr. Peters and by the Compensation and Nominating Committee of the Board of Directors in the case of the other named executive officers.

2010 Incentive Compensation Programs

ATC Technology Corporation has established its 2010 annual incentive compensation plan and the 2010 long-term cash incentive portion of its long-term incentive plan for certain of our named executive officers, which plans are administered under our Stock Incentive Plans.  In the 2010 annual incentive compensation plan, these officers will receive a cash bonus only if ATC Technology Corporation and/or the officer’s business segment achieves or exceeds specified EPS and other financial targets for 2010, provided that the bonuses may be reduced by up to 20% at the discretion of the Compensation and Nominating Committee (the Board of Directors in the case of the Chief Executive Officer’s bonus) if certain performance objectives are not achieved during the year.  In the long-term cash incentive plan, these officers will be eligible to receive a cash award after three years only if ATC Technology Corporation and/or the officer’s business segment achieves targets for net income and return on invested capital established for the three-year period of 2010-2012.  The target bonuses, stated as a percentage of base salary, for each of these officers are as follows:

	2010 Annual Plan Percent of Base Salary	2010-2012 Long-term Cash Plan Percent of Base Salary
Todd R. Peters	90.0%	90.0%
F. Antony Francis	60.0%	37.5%
John M. Pinkerton	60.0%	37.5%

These plans were approved on December 8, 2009 by the Board of Directors in the case of Mr. Peters and by the Compensation and Nominating Committee of the Board of Directors in the case of the other named executive officers.

Stock Awards to Executive Officers

On December 14, 2009, the Compensation and Nominating Committee granted 7,500 restricted shares of our common stock, pursuant to our 2004 Stock Incentive Plan, to John M. Pinkerton, one of our named executive officers.

The restricted stock vests in one-third increments on each of December 14, 2010, 2011 and 2012.  No consideration was paid for the restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2009	ATC TECHNOLOGY CORPORATION
	By:	/s/ Joseph Salamunovich
Title: Vice President